SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 17, 2011

RUDDICK CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina (State of Incorporation)	1-6905 (Commission File Number)	56-0905940 (IRS Employer Identification No.)

301 South Tryon Street, Suite 1800

Charlotte, North Carolina 28202

(Address of principal executive offices, including zip code)

(704) 372-5404

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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EXPLANATORY NOTE

Ruddick Corporation (the “Registrant”) is filing this Amendment No. 1 on Form 8-K/A to the Registrant’s Current Report on Form 8-K dated February 17, 2011, which was filed February 18, 2011 (the “Original 8-K”), in order to update disclosures made under Item 5.07 regarding the frequency of future advisory shareholder votes regarding the compensation of the Registrant’s named executive officers.  Except for the new disclosure set forth herein, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K.

ITEM 5.07

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

As previously disclosed, at the Registrant’s Annual Meeting of Shareholders held February 17, 2011, a majority of votes of the Registrant’s shareholders were cast in favor of holding an annual (non-binding) advisory vote on the compensation of the Registrant’s named executive officers. In light of this result and other factors considered by the Board of Directors of the Registrant, the Board of Directors decided at its regular meeting held on May 19, 2011 that the Registrant will include an advisory shareholder vote on the compensation of its named executive officers in its proxy materials each year until the next required vote on the frequency of shareholder votes on the compensation of executives.  Under Securities and Exchange Commission regulations, the Registrant must hold these votes on frequency at least once every six years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUDDICK CORPORATION

By:

/s/ John B. Woodlief_______

John B. Woodlief

Vice President – Finance and Chief
Financial Officer

Dated: May 20, 2011